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                                                                    EXHIBIT 99.5

                                                         Charles L. Schultz


                                                         (818) 871-2044

                         AMWEST INSURANCE GROUP, INC.
                       ANNOUNCES ORDER OF SUPERVISION OF
                        AMWEST SURETY INSURANCE COMPANY

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         CALABASAS, CA. - May 8, 2001 - Amwest Insurance Group, Inc., (AMEX:AMW)
(PCXE:AMW) announced today that the Company has been unable to reach an agreement with its reinsurer on terms which would enable it to obtain necessary regulatory approval for such transaction. Consequently, Amwest Surety Insurance Company today consented to the placement of the company under an administrative order of supervision by the Director of Insurance for the State of Nebraska pursuant to an Order of Supervision. Supervision is an administrative order authorized pursuant to Nebraska law which enables the management to continue operating the company under the supervision of the Nebraska Director of Insurance. While in supervision, Amwest Surety Insurance Company may not write or renew business; however, the company will continue to pay claims. The
Nebraska Department of Insurance has sought the cooperation of state insurance departments and requested that such states not revoke the Certificates of Authority held by Amwest Surety Insurance Company in each respective state. Far West Insurance Company is not subject to the Order of Supervision.

         Amwest is a Calabasas-based insurance holding company operating through its subsidiaries, Amwest Surety Insurance Company and Far West Insurance Company.

         Certain statements contained in this news release regard matters that are not historical facts and are forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

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